Exhibit 10.1

Deed

Relationship Deed

Coronado Global Resources, Inc.

Coronado Group LLC

EMG Fund IV Finance, LLC

The Energy & Minerals Group Fund IV, LP

EMG Fund IV Offshore, LP

Table of contents

1	Definitions and interpretation		2

	1.1	Definitions	2

	1.2	Interpretation	4

2	Indemnity in relation to agreements with Wesfarmers Limited		5

3	Indemnity in relation to Stanwell Guarantee		5

4	Indemnity in relation to Bank Guarantee Facility		5

5	Indemnity in relation to a Parent Observer		6

6	Indemnity in relation to the Offer Documents		6

	6.1	Indemnity of the Parent Indemnified Persons by the Company	6

	6.2	Indemnity of the Company Indemnified Persons by the Parent	7

	6.3	Notice and Procedures	7

	6.4	Contribution	8

7	Other Parent Costs in connection with the Offer		9

8	Termination		9

9	Amendment		9

10	General		10

	10.1	Governing law and jurisdiction	10

	10.2	Counterparts	10

	10.3	Invalidity and enforceability	10

	10.4	Waiver	10

	10.5	Variation	11

	10.6	Further action to be taken at each party’s own expense	11

	10.7	Entire agreement	11

	10.8	Notices	11

Schedule 1			12

	Notice details		12

Signing page			13

Relationship Deed

Date „                               24 September 2018

Between the parties

Company	Coronado Global Resources, Inc. ARBN 628 199 468 of 100 Bill Baker Way, Beckley, West Virginia 25801

Parent	Coronado Group LLC of 100 Bill Baker Way, Beckley, West Virginia 25801

EMG Borrower	EMG Fund IV Finance, LLC Delaware limited liability company with its registered office located at 850 New Burton Road, Suite 201, Dover, Delaware, 19904, USA

EMG Guarantors

The Energy & Minerals Group Fund IV, LP

a Delaware limited partnership with its registered office located at 850 New Burton Road, Suite 201, Dover, Delaware, 19904, USA acting through its general partner EMG Fund IV GP, LP, acting through its general partner EMG Fund IV, LLC

EMG Fund IV Offshore, LP

Delaware limited partnership with its registered office located at 850 New Burton Road, Suite 201, Dover, Delaware, 19904, USA acting through its general partner EMG Fund IV GP, LP, acting through its general partner EMG Fund IV, LLC

Recitals

1                 As at the date of this deed, the Parent owns 100% of the outstanding shares of Common Stock.

2                 The Company is currently contemplating an initial public offering (IPO) of CHESS Depository Interests on the Australian Securities Exchange, with each CHESS Depository Interest representing 0.1 fully paid shares of the Company’s Common Stock (Offer CDIs).

3                 In connection with, and effective upon, the date of completion of the IPO (Closing Date), the Company agrees to indemnify the Parent for certain Liabilities as set out in this deed.

This deed witnesses as follows:

1                                                   Definitions and interpretation

1.1                                         Definitions

The meanings of the terms used in this deed are set out below:

Term	Meaning

ASIC	means the Australian Securities and Investments Commission.

ASX	means ASX Limited or the Australian Securities Exchange, as appropriate.

Bank Guarantee Facility

the Multi-Currency Facility Agreement dated 15 March 2018 between the EMG Borrower, the EMG Guarantors, EMG Fund IV GP, LP, EMG Fund IV Management, LP and Australia and New Zealand Banking Group Limited.

Bookbuild

means the bookbuild process to be undertaken in accordance with clause 5 of the Offer Management Agreement to determine institutional investor demand for the Offer CDIs and to determine the price under the Offer.

CHESS Depository Interest	a security interest defined in the settlement operating rules of ASX Settlement Pty Limited ABN 49 008 504 532.

CHESS Depository Nominee	means CHESS Depositary Nominees Pty Limited ABN 75 071 346 506.

Closing Date	has the meaning given in Recital 3.

Commission	means the United States Securities and Exchange Commission.

Common Stock

the shares of common stock, par value US$0.01 per share, of the Company, and any other securities issued or issuable with respect to any such shares by way of share split, share dividend, recapitalisation, merger, exchange or similar event or otherwise.

Company Indemnified Person	the Company, and each of its directors, officers, employees and agents.

Corporations Act	the Corporations Act 2001 (Cth).

Costs	mean any costs, charges or expenses.

Governmental Agency

means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency, bureau, municipal, board, instrumentality or entity in any jurisdiction and includes ASIC and the Takeovers Panel.

Term	Meaning

Institutional Offering Memorandum	has the meaning given under the Offer Management Agreement.

IPO	has the meaning given in Recital 2.

Joint Lead Manager	has the meaning given under the Offer Management Agreement.

Liability	any liability of any kind including damages, costs, fees and expenses and any applicable taxes levied in respect of that liability.

Losses	has the meaning given under the Offer Management Agreement.

New Shares	the shares to be issued by the Company in the form of CHESS Depository Interests under the Offer.

Offer	has the meaning given under the Offer Management Agreement.

Offer CDIs	has the meaning given under the Offer Management Agreement.

Offer Documents	has the meaning given under the Offer Management Agreement.

Offer Management Agreement	the agreement of that name entered into on or about the date of this document between, amongst others, the Parent, Company and the joint lead managers to the IPO.

Offer Price	has the meaning given under the Offer Management Agreement.

Offeror Written Communication	has the meaning given under the Offer Management Agreement.

Parent Indemnified Person

the Parent, and each of its directors, officers, employees and agents, and each person, if any, who controls the Parent within the meaning of Section 15 of the U.S. Securities Act or Section 20 of the U.S. Exchange Act, and each of the directors, officers, employees and agents of each such controlling person.

Parent Observer	any person appointed by the Parent as an observer to the board of the Company pursuant to section 2.10 of the amended and restated by-laws of the Company and section 2.6 of the Stockholders Agreement.

Pricing Disclosure Package	has the meaning given under the Offer Management Agreement.

Term	Meaning

Sale Shares	the shares to be sold by the Parent in the form of CHESS Depository Interests under the Offer.

Share Sale Agreement Guarantee

the guarantee given by the Parent pursuant to clause 20 of the Share Sale Agreement between Wesfarmers Limited, Coronado Australia Holdings Pty Ltd and Coronado Group dated 22 December 2017, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

Stanwell Guarantee	the guarantee and indemnity given by the Parent to Stanwell Corporation Limited dated 13 March 2018, as amended on 14 August 2018.

Stockholders Agreement	the agreement of that name entered into on or about the date of this deed between the Parent and the Company.

Subsidiary	has the meaning given in the Corporations Act.

Transitional Services Agreement Guarantee

the guarantee given by the Parent pursuant to clause 19 of the Transitional Services Agreement between Wesfarmers Limited, Wesfarmers Curragh Pty Ltd (renamed Coronado Curragh Pty Ltd) and Coronado Group dated 29 March 2018, and the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof.

U.S. Exchange Act	means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

U.S. Offer	has the meaning given under the Offer Management Agreement.

U.S. Securities Act	means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

1.2                                         Interpretation

In this deed, including the recitals, unless the contrary intention appears:

(a)                                           the singular includes the plural and vice versa;

(b)                                           a reference to a party includes its successors, personal representatives and transferees; and

(c)                                            the schedules form part of this deed.

2                                                   Indemnity in relation to agreements with Wesfarmers Limited

(a)                                           On and from the Closing Date, the Company indemnifies the Parent on a full indemnity basis, and to the fullest extent permitted by law, against all losses or Liabilities (including all reasonable legal costs) incurred by the Parent under the terms of the:

(1)                                           Share Sale Agreement Guarantee; and

(2)                                           Transitional Services Agreement Guarantee.

(b)                                           The indemnity in clause 2(a) is an irrevocable, unconditional, continuing and principal obligation of the Company and remains in full force and effect until released by the Parent.

(c)                                            The obligation of the Company under this clause 2 is a principal obligation which will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release, discharge or prejudice any of its obligations under this clause 2 (without limitation and whether or not known to it or any other person).

3                                                   Indemnity in relation to Stanwell Guarantee

(a)                                           On and from the Closing Date, the Company indemnifies the Parent on a full indemnity basis, and to the fullest extent permitted by law, against all losses or Liabilities (including all reasonable legal costs) incurred by the Parent under the terms of the Stanwell Guarantee.

(b)                                           The indemnity in clause 3(a) is an irrevocable, unconditional, continuing and principal obligation of the Company and remains in full force and effect until released by the Parent.

(c)                                            The obligation of the Company under this clause 3 is a principal obligation which will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release, discharge or prejudice any of its obligations under this clause 3 (without limitation and whether or not known to it or any other person).

4                                                   Indemnity in relation to Bank Guarantee Facility

(a)                                           On and from the Closing Date, the Company indemnifies the EMG Borrower and EMG Guarantors on a full indemnity basis, and to the fullest extent permitted by law, against all losses or Liabilities (including all reasonable legal costs) incurred by the EMG Borrower or the EMG Guarantors under the terms of the Bank Guarantee Facility to the extent that such losses or liabilities relate to financial guarantees or performance bonds (each an Instrument) issued under the Bank Guarantee Facility on behalf of the Company or a Subsidiary of the Company which have not been cancelled by return of the Instrument to the lender in accordance with the terms of the Bank Guarantee Facility.

(b)                                           The indemnity in clause 4(a) is an irrevocable, unconditional, continuing and principal obligation of the Company and remains in full force and effect until released by the Parent.

(c)                                            The obligation of the Company under this clause 4 is a principal obligation which will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release, discharge or prejudice any of its obligations under this clause 4 (without limitation and whether or not known to it or any other person).

5                                                   Indemnity in relation to a Parent Observer

On and from the Closing Date, the Company must indemnify any Parent Observer on the same basis (with any necessary modifications) as it indemnifies Company directors, and must also reimburse any Parent Observer’s travel costs associated with attending Company Board meetings on the same basis as it reimburses such travel costs of Company directors.

6                                                   Indemnity in relation to the Offer Documents

6.1     Indemnity of the Parent Indemnified Persons by the Company

The Company will indemnify and hold harmless, to the fullest extent permitted by law, each Parent Indemnified Person from and against any losses, claims, damages or liabilities to which such Parent Indemnified Person may become subject, under applicable law, insofar as such Losses or Liabilities (or actions in respect thereof) arise out of, or are based upon:

1.                   except to the extent covered by clause 6.1(2) below:

a.                   any misstatement or misleading or deceptive statement in the Offer Documents; or

b.                   any omission from the Offer Documents of material required by the Corporations Act or any other applicable law; and

2.                   any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final Institutional Offering Memorandum or the Pricing Disclosure Package, or any amendment or supplement thereto, or any Offeror Written Communication to the extent those documents relate to the U.S. Offer, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Company will reimburse, to the fullest extent permitted by law, each Parent Indemnified Person for any legal or other expenses reasonably incurred by such Parent Indemnified Person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent such Loss or Liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any Offer Document in reliance upon and in conformity with any information furnished in writing to the Company by (a) any Joint Lead Manager or (b) the Parent, in each case, expressly for use therein (or in respect of any Loss or Liability for which such indemnification would not be lawful). To avoid doubt, pro forma financial information of the Company derived from financial information of the Parent and the historical financial information of the Parent shall not be treated as having been stated in reliance upon or in conformity with information furnished to the Company by the Parent for the purposes of this clause.

6.2     Indemnity of the Company Indemnified Persons by the Parent

The Parent will indemnify and hold harmless, to the fullest extent permitted by law, each Company Indemnified Person from and against any Losses or Liabilities, joint or several, to which such Company Indemnified Person may become subject, under applicable law, insofar as such Losses or Liabilities (or actions in respect thereof) arise out of, or are based upon:

1.                   except to the extent covered by clause 6.2(2) below:

a.                   any misstatement or misleading or deceptive statement in the Offer Documents; or

b.                   any omission from the Offer Documents of material required by the Corporations Act or any other applicable law; and

2.                   any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final Institutional Offering Memorandum or the Pricing Disclosure Package, or any amendment or supplement thereto, or any Offeror Written Communication to the extent those documents relate to the U.S. Offer, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

in each case to the extent, but only to the extent, that such misleading, deceptive or untrue statement or alleged untrue statement (as applicable) or omission or alleged omission was made in Offer Document in reliance upon and in conformity with any information furnished in writing to the Company by the Parent expressly for use therein. To avoid doubt, pro forma financial information of the Company derived from financial information of the Parent and the historical financial information of the Parent shall not be treated as having been stated in reliance upon or in conformity with information furnished to the Company by the Parent for the purposes of this clause.

The Parent will reimburse, to the fullest extent permitted by law, each Company Indemnified Person for any legal or other expenses reasonably incurred by such Company Indemnified Person in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Parent shall not be liable in any such case to the extent such Loss or Liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in any Offer Document in reliance upon and in conformity with any information furnished in writing to the Company by any Joint Lead Manager expressly for use therein (or in respect of any Loss or Liability for which such indemnification would not be lawful) and provided further, that the Liability of the Parent pursuant to this clause 6.1 shall not exceed the product of the number of Offer CDIs sold by the Parent in the Offer and the Offer Price.

6.3     Notice and Procedures

Promptly after receipt by an indemnified party under clauses 6.1 or 6.2 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any Liability which it may have to any indemnified party otherwise than under such clause.

In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defence thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defence thereof, the indemnifying party shall not be liable to such indemnified party under such clause for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defence thereof other than reasonable costs of investigation.

No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all Liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

The Parent holds the benefit of the indemnity provided under clause 6.1 for the Parent Indemnified Parties, and shall also take all reasonable steps to ensure that each Parent Indemnified Party complies with the requirements of this clause 6 as though it was a party hereto. The Company holds the benefit of the indemnity provided under clause 6.2 for the Company Indemnified Parties, and shall also take all reasonable steps to ensure that each Company Indemnified Party complies with the requirements of this clause 6 as though it was a party hereto.

6.4     Contribution

If the indemnification provided for in clauses 6.1 and 6.2 is unavailable to or insufficient to hold harmless an indemnified party under clause 6.1 or 6.2 above in respect of any Losses or Liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable or suffered or incurred by such indemnified party as a result of such Losses or Liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Parent on the other from the offering of the Offer CDIs in the Offer.

If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required under clause 6.3, then each indemnifying party shall contribute to such amount paid or payable or suffered or incurred by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Parent on the other in connection with the statements or omissions which resulted in such Losses or Liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Parent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offer (before deducting expenses) received by the Company and the Parent, respectively.

The relative fault shall be determined by reference to, among other things, whether the misleading, deceptive or untrue statement or alleged untrue statement (as applicable) or omission or alleged omission relates to information supplied by the Company on the one hand or the Parent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Parent agree that it would not be just and equitable if contribution pursuant to this clause 6.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this clause 6.4.

The amount paid or payable by an indemnified party as a result of the Losses or Liabilities (or actions in respect thereof) referred to above in this clause 6.4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this clause 6.4 the Liability of the Parent pursuant to clause 6.2 and this clause 6.4 shall not exceed the product of the number of Offer CDIs sold by the Parent in the Offer and the Offer Price.

7                                                   Other Parent Costs in connection with the Offer

The Company must pay, or reimburse the Parent for, the reasonable Costs of and incidental to the Offer, including but not limited to:

(a)                      all reasonable Costs (including legal fees and disbursements, bookbuild expenses and travel and accommodation expenses (including, for the avoidance of doubt, reasonable Costs of representatives of the Parent accompanying representatives of the Company on the roadshow), electronic bookbuild platform costs and Netroadshow) in respect of the Offer Management Agreement and any aspect of the Offer (including any aspect arising after Closing Date) incurred by the Parent; and

(b)                      reasonable fees of any public relations advisers and printers, any listing, quotation or registration fees, and any reasonable expenses incurred in connection with the qualification of the Offer CDIs for issue or sale under the laws of the relevant jurisdictions outside Australia as agreed between the Company and the joint lead managers in which the Offer CDIs are offered, issued or sold, as soon as reasonably practicable, and in any case within 5 days, after a request for payment or reimbursement is made by the Parent or on termination of the Offer Management Agreement, and whether the costs or expenses were or are incurred before or after the date of this deed or the Offer Management Agreement or before or after the Closing Date. For the avoidance of doubt, this clause shall in no way affect the Company’s obligations set forth in clauses 11, 12, 13, 14 or 15 of the Offer Management Agreement.

Despite the foregoing, the Company will not be liable to pay, or reimburse the Parent, for any fees that are fees payable by the Parent to the joint lead managers in relation to the Sale Shares sold under the Offer under clause 11.1 of the Offer Management Agreement.

8                                                   Termination

This deed terminates automatically if the Company withdraws the Offer.

9                                                   Amendment

This deed may not be amended without the prior written consent of the parties.

10                                            General

10.1                                  Governing law and jurisdiction

(a)                                           This deed is governed by the laws of Queensland, Australia; provided that, to the extent that the indemnity, contribution and related provisions in clause 6 relate to the U.S. Offer, such indemnity, contribution and related provisions shall be governed by and construed in accordance with the laws of the State of New York without regard to any conflict of laws principles that would indicate the applicability of the laws of any other jurisdiction.

(b)                                           Each of the parties irrevocably submits to the non-exclusive jurisdiction of courts exercising jurisdiction in Queensland and the United States federal and state courts in The City of New York and County of New York and courts of appeal from them in respect of any proceedings arising out of or in connection with this deed or the transactions contemplated hereby.

(c)                                            Each of the parties waives to the fullest extent permitted by law any objection that it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if that venue falls within clause 10.1(b).

(d)                                           Each of the parties irrevocably waives to the fullest extent permitted by law any immunity in respect of its obligations under this deed which that party may acquire from the jurisdiction of any court or any legal process for any reason including, but not limited to, the service of notice, attachment prior to judgment, attachment in aid of execution or execution.

(e)                                            Each of the parties irrevocably waives to the fullest extent permitted by law, any and all right to trial by jury with respect to any proceedings arising out or relating to this deed or the transactions contemplated hereby insofar as this deed or such transactions relate to the U.S. Offer.

10.2                                  Counterparts

This deed may be executed in any number of counterparts.

10.3                                  Invalidity and enforceability

(a)                                           If any provision of this deed is invalid under the law of any jurisdiction the provision is enforceable in that jurisdiction to the extent that it is not invalid, whether it is in severable terms or not.

(b)                                           Clause 10.3(a) does not apply where enforcement of the provision of this deed in accordance with clause 10.3(a) would materially affect the nature or effect of the parties’ obligations under this deed.

10.4                                  Waiver

No party to this deed may rely on the words or conduct of any other party as a waiver of any right unless the waiver is in writing and signed by the party granting the waiver.

The meanings of the terms used in this clause 10.4 are set out below.

Term	Meaning

conduct	includes delay in the exercise of a right.

right	any right arising under or in connection with this deed and includes the right to rely on this clause.

waiver	waiver includes an election between rights and remedies, and conduct which might otherwise give rise to an estoppel.

10.5                                  Variation

A variation of any term of this deed must be in writing and signed by the parties.

10.6                                  Further action to be taken at each party’s own expense

Other than as expressly set out in this deed, each party must, at its own expense, do all things and execute all documents necessary to give full effect to this deed and the transactions contemplated by it.

10.7                                  Entire agreement

This deed states all the express terms agreed by the parties in respect of its subject matter. It supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter.

10.8                                  Notices

(a)                                           A notice, demand or other communication relating to this deed must be in writing and given to the party’s current delivery address for notices as set out in Schedule 1 or as otherwise notified by a party to this deed.

(b)                                           A notice, demand or other communication relating to this deed is regarded as given by a party to another party:

(1)                                           the day of delivery of that notice to the address of the other party;

(2)                                           five (5) days after deposit in the United States mail;

(3)                                           one (1) day after deposit with a reputable overnight courier service; or

(4)                                           four hours after transmission of that notice by email to the email address specified in the address of that other party (unless a message is received indicating that it has not been delivered), provided in each case that if delivery is deemed to have occurred after 5.00pm or before 9.00am in the place of receipt, or on a day which is not a business day in the place of receipt, then it will be deemed received at 9.00am on the next succeeding business day (or on that business day, in the case of notices deemed delivered before 9.00am on a business day) in the place of receipt.

Schedule 1

Notice details

Company	Coronado Global Resources, Inc.

Address	100 Bill Baker Way Beckley, West Virginia 25801

Attention	Richard D. Rose, Chief Legal Officer

Email address	**

Parent	Coronado Group LLC

Address	100 Bill Baker Way Beckley, West Virginia 25801

Attention	Laura L. Tyson, General Counsel

Fax	**

EMG Borrower and EMG Guarantors	c/o EMG Fund IV Finance , LLC

Address	2229 San Felipe St, Ste 1300 Houston, TX 77019 with a copy to 2000 McKinney Avenue, Suite 1250 Dallas, TX 75201

Attention	Laura L. Tyson ** with a copy to T. Nolen Taylor **

Email addresses:	** with a copy to **

Signing page

Executed as a deed

Company

Signed sealed and delivered by
Coronado Global Resources Inc.
in the presence of

sign here „	/s/ G.R. Spindler	sign here „	/s/ Peter Watson
	Authorised signatory		Witness

print name	G.R. Spindler	print name	Peter Watson

Parent

Signed sealed and delivered by
Coronado Group, LLC
in the presence of

sign here „	/s/ G.R. Spindler	sign here „	/s/ Peter Watson
	Authorised signatory		Witness

print name	G.R. Spindler	print name	Peter Watson

EMG Borrower

Signed sealed and delivered by
EMG Fund IV Finance, LLC

sign here „	/s/ John Calvert	sign here „	/s/ Peter Watson
	Authorised signatory		Witness

print name	John Calvert	print name	Peter Watson

EMG Guarantor

Signed sealed and delivered by
The Energy & Minerals Group Fund IV, LP

By: EMG Fund IV GP, LP, its general partner
By: EMG Fund IV, LLC, its general partner

sign here „	/s/ John Calvert	sign here „	/s/ Peter Watson
	Authorised signatory		Witness

print name	John Calvert	print name	Peter Watson

EMG Guarantor

Signed sealed and delivered by
EMG Fund IV Offshore, LP

By: EMG Fund IV GP, LP, its general partner
By: EMG Fund IV, LLC, its general partner

sign here „	/s/ John Calvert	sign here „	/s/ Peter Watson
	Authorised signatory		Witness

print name	John Calvert	print name	Peter Watson